Exhibit 99.4

Safety Products Holdings, Inc.

LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES

Offer for all Outstanding Unregistered
11 3/4% Senior Pay In Kind Notes Due 2012
(CUSIP Number 786491 AA8)
(CUSIP Number 62939H AB4)
(CUSIP Number U77069 AA7)

in Exchange for
11 3/4% Senior Pay In Kind Notes Due 2012
That Have Been Registered Under
the Securities Act of 1933, as Amended

To:  Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

Safety Products Holdings, Inc. (the “Company”) is offering upon and subject to the terms and conditions set forth in the Prospectus, dated              , 2006 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), to exchange (the “Exchange Offer”) each $1 principal amount of its newly issued 11 3/4% Senior Pay In Kind Notes Due 2012 that have been registered under the Securities Act of 1933, as amended, for each $1 principal amount of its outstanding unregistered 11 3/4% Senior Pay In Kind Notes Due 2012 (the  “Old Notes”).  The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of July 19, 2005, by and between the Company and Credit Suisse First Boston LLC.

We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer.  For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

1.                                       Prospectus dated            , 2006;

2.                                       The Letter of Transmittal for your use and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to exchange Old Notes);

3.                                       A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available, or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below), or if the procedures for book-entry transfer cannot be completed on a timely basis;

4.                                       A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer; and

5.                                       Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Your prompt action is requested.  The Exchange Offer will expire at 5:00 p.m., New York City time on              , 2006, unless extended by the Company at its discretion (the “Expiration Date”).  Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under “The Exchange Offer — Guaranteed Delivery Procedures.”

The Company will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer.  The Company will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity.  The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in Instruction 14 of the Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Wilmington Trust Company, the Exchange Agent for the Old Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

Safety Products Holdings, Inc.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures